Exhibit 99.1

RCG Provides Corporate Update on Recent Acquisitions

- Company Expects to Post Profit in June 2004 Quarter -
— Company Expects Revenues in Excess of $200 Million for Calendar 2004 —

CHARLOTTE, NC – February 9, 2004 – RCG Companies Incorporated (AMEX: RCG), is today providing a corporate and business update and providing more detailed information regarding its recently acquired SunTrips™ and Vacation Express™ units.

Acquisition Background

In November 2003, RCG’s wholly-owned travel services subsidiary, Flightserv, Inc. (http://www.flightserv.com), acquired SunTrips™ and Vacation Express™, which together make Flightserv one of the largest leisure travel tour operators in the United States. SunTrips™ and Vacation Express™ travel packages are marketed and sold directly to the consumer as well as by more than 2,000 travel agencies across the United States. The two companies are both well established and highly regarded brands within the industry, boasting long-standing relationships with top industry suppliers. Together, their significant global buying power enables their ability to offer the best possible vacation package values available.

  SunTripsTM (http://www.suntrips.com) was founded in 1976 and maintains its headquarters in San Jose, CA. Vacation packages, which include hotel and air, originate from Oakland and Denver and fly to the Hawaiian Islands, Mexico, Dominican Republic, Costa Rico and the Azores. SunTrips employs approximately 130 people.
  Vacation ExpressTM (http://www.vacationexpress.com) was founded in 1986 and maintains its headquarters in Atlanta, GA. Vacation packages, which include hotel and air, originate from Atlanta, New Orleans, Charlotte, Cincinnati, Baltimore-Washington, Indianapolis, Louisville, Memphis and Nashville and fly to a variety of locations throughout the Caribbean and Mexico. Vacation Express employs approximately 135 people.

Initial Expense Reductions and Strategic Adjustments

Within the first three months of completing the acquisitions of SunTrips™ and Vacation Express™, RCG management has instituted its first round of cost-savings measures. These measures are expected to be in full effect by April 23, 2004, and when completed, will result in approximately $5.5 million of cost savings annually. RCG management believes that additional measures planned to be instituted over the next twelve months, including renegotiation or consolidation of various contracts and leases, will result in additional annual cost savings in the millions of dollars.

Specifically, RCG recently announced that on April 23, 2004, Vacation ExpressTM will move its hub from Atlanta Hartsfield Airport to Orlando Sanford Airport. The move, when completed, will result in an immediate cost savings of approximately $3 million annually.

Relocating the hub to Orlando will also provide Vacation ExpressTM the opportunity to realize increased revenue by offering vacation packages to the Orlando area, the number one tourist destination in the United States, thereby making it easier to market and fill “empty seats”. These “empty seats” are created when flying six aircraft from six different gateway cities into one hub and then off-loading passengers onto five aircraft which fly to the end-point Caribbean destinations, leaving the sixth aircraft in the hub to serve as a spare aircraft.

At SunTripsTM, RCG’s management has both changed routes and consolidated certain flights resulting in reduced expenses of approximately $2.5 million annually. Additionally, SunTripsTM has been able to apply certain credits to one of its airline vendors which have been used to offset operational costs.

RCG believes there is an opportunity to bring about significant additional cost savings at both SunTripsTM and Vacation ExpressTM by implementing more efficient aircraft operations as well as renegotiating and replacing contracts with major aircraft and operational support vendors that were in place at the time of the acquisitions. RCG has also instituted at both companies aggressive marketing and sales programs which are producing immediate results.

Recent Management Appointments

In January, RCG appointed Mr. Carlisle Vason, a twenty-two year veteran in the leisure travel industry, as President of SunTripsTM and Vacation ExpressTM. Mr. Vason was most recently the acting President of Air Jamaica Vacations. Prior to his four year tenure at Air Jamaica Vacations, Mr. Vason spent approximately eight years at World Technology Systems (“WTS”), where he served as Vice President and General Manager and was responsible for all facets of the operation, which consisted of approximately 300 customer service representatives in nine locations. WTS provides scheduled and charter airline travel packages, as well as outsource marketing, customer service, and reservation services.

Also in January, RCG named William Hodge, CPA, as Chief Financial Officer of RCG. Mr. Hodge most recently served as the CFO of the Hampshire Group, Limited (NASDAQ: HAMP) which has annual revenues of approximately $290 million. Mr. Hodge began his career in 1974 at Ernst & Young, where he performed audit and audit related services to a variety of private and public companies, until his departure in 1984. He is a certified public accountant and holds a Bachelor’s Degree in Accounting from Mars Hill College in North Carolina.

Financial & Business Outlook

Given the level and pace of booking activity, RCG expects to post its first profit in its fourth fiscal quarter ending June 30, 2004. Moreover, given the current business outlook and the generally improving economy, the Company expects to record annual revenues in excess of $200 million for the 2004 calendar year, and expects to be profitable for the fiscal year ending June 30, 2005.

It is important to note that the leisure travel business follows what is known as the “North American Travel Curve”, described as follows: January and most of February (except President’s Day) are very low demand months; March and April are strong months due to college Spring Breaks; demand falls again in May; summer is the high season, which falls off sharply in September; business slowly increases in October through December, with peaks around the Thanksgiving and Christmas holidays. RCG’s quarterly financial results are likely to follow this travel curve.

Commenting on the corporate update, Michael D. Pruitt, RCG’s CEO, stated, “It has been approximately three months since we completed the acquisition of SunTripsTM and Vacation ExpressTM. We are now convinced that the two companies have more value and upside potential then we initially anticipated. The acquisitions provide our Flightserv subsidiary with two revered brands having an annual base of business of approximately $200 million from which we can add horizontal and vertical acquisitions as well as strategic alliances.”

RCG currently has a tax-loss carry-forward of approximately $50 million which could result in significant tax savings over time. The Company has a management team with a wealth of experience in successfully identifying, acquiring, building and managing undervalued service industry businesses. The Company’s management is currently exploring several acquisitions, partnerships, strategic alliances and other relationships that would add low-risk revenue to RCG and be additive to its earnings per share.

About RCG Companies Incorporated

RCG Companies Incorporated (http://www.rcgcompanies.com) is focused on delivering to its shareholders rapidly growing, relatively low risk revenues, along with increasing earnings per share. The majority of RCG’s revenues are currently derived from its wholly-owned travel service organization, Flightserv, which delivers leisure and vacation travel packages under the SunTripsTM and Vacation ExpressTM brands, together making Flightserv one of the largest leisure travel tour operators in the United States. RCG is also involved in the technology services sector, through its wholly-owned software and IT services division, Logisoft Corp., and as an investor in a home technology services company, Lifestyle Innovations, Inc., which is a publicly traded company (OTCBB: LFSI). Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the company’s existing network will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release.

Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its network due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue growth opportunities associated with restructuring certain operational and financial policies, procedures, and contracts of Vacation Express™ and SunTrips. Additionally, Forward looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political, or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Company Contact:	Investor Contact:
Andrew Lauman RCG Companies Incorporated 704-366-5054 x 27 adl@rcgcompanies.com	Robert B. Prag, President The Del Mar Consulting Group, Inc. (858) 794-9500 bprag@delmarconsulting.com